(C)  EXHIBITS

                                  EXHIBIT 10.1


                                MERGER AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

     This MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of September 28, 2001, is by and among Crossvue, Inc. ("Crossvue"), a Delaware corporation, @pos.com ("@pos"), a Delaware corporation and Crossvue Acquisition
                         ====
Corporation ("CAC"), a Delaware corporation and certain shareholders of Crossvue set forth on the signature page hereto (collectively referred to as the "Principal Shareholders").
                                    RECITALS
                                    --------

     A.     WHEREAS,  @pos  is  in  the  business  of  providing  merchants  and
                      ====
consumers technologies that incorporate secure interactive transaction systems for the point of sale environment.

     B.     WHEREAS,  Crossvue  is in  the  business  of providing merchants and
                      ========
consumers with services for web enabled secure electronic receipt storage and retrieval.

     C.     WHEREAS,  CAC  is  a  wholly  owned  subsidiary  of  @pos.
                                                                 ====

     D. WHEREAS, the Boards of Directors of each of the Crossvue, @pos and CAC believe it is in the best interests of each company and their respective stockholders that @pos acquire Crossvue through the statutory merger of CAC with and into Crossvue (the "Merger") and, in furtherance thereof, have approved the
                         ------
Merger.

     E. WHEREAS, on the Merger, among other things, (i) all of the issued and outstanding shares of Preferred Stock of the Crossvue shall be converted into shares of Common Stock of @pos as set forth herein, (ii) all outstanding common stock, options (except for options to acquire shares of Common Stock pursuant to Crossvue's 2000 Stock Option Plan), warrants or any other convertible security to acquire shares of Common Stock, Preferred Stock or any capital stock of Crossvue shall be cancelled and (iii) @pos shall assume the options outstanding under Crossvue's 2000 Stock Option Plan as set forth in
Section  1.3(d)  hereof.

     F. WHEREAS, Crossvue, the Principal Shareholders, @pos and CAC desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.


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                                    AGREEMENT
                                    ---------

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:
MERGER OF CROSSVUE WITH CAC

Merger and Survival of Crossvue: In the manner and subject to the terms and conditions set forth herein, CAC shall be merged with and into Crossvue in accordance with the provisions of, and with the effect provided in the Delaware General Corporation Law ("DGCL"). Crossvue shall be the surviving corporation
                            ----
after the Merger with CAC and shall after the close of the transactions set forth herein, exist as a wholly owned subsidiary of @pos, created and governed by the laws of the State of Delaware.

Effective Date: If all of the conditions precedent to the obligations of each of the parties as hereinafter set forth shall have been satisfied or shall have been waived, the Merger shall become effective on the date (the "Effective
                                                                       ---------
Date")  the certificate of merger, in the form set forth as Exhibit A hereto, is
                                                            ---------
presented  for  filing  with  the  Secretary  of  State of Delaware (the "Merger
                                                                          ------
Filing").  This  shall take place on, or as soon as practical after, the Closing
------
Date  as  defined  herein.

Consideration  for  the  Merger

Shares of the Constituent and Surviving Corporations: On the Effective Date, each share of Crossvue Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, or any other action whatsoever, be cancelled. Accordingly, the Common Stockholders of Crossvue shall receive no shares of @pos Common Stock, Preferred Stock or any other security of @pos. In exchange for the shares of Crossvue Series A and B Preferred Stock, @pos shall issue Four Million One Hundred Fifty-Nine Thousand Nine Hundred Thirty-Seven (4,159,937) shares (which includes the Escrow Shares described in Section 1.7 hereof) of its Common Stock respectively (the @pos Common Stock shall be referred  to  as  ("@pos  Merger  Stock").  For purposes of this Agreement, @pos
                  ---------------------
shall be deemed to have a value of Fifteen Million Five Hundred Thousand Dollars ($15,500,000) and Crossvue shall be deemed to have a value of Six Million Three Hundred Thirty-Six Thousand and Thirty-Two Dollars ($6,336,032). Consequently, upon the Effective Date, the former holders of Crossvue's Series A and B Preferred Stock shall own approximately twenty-nine percent (29%) of the outstanding shares of Common Stock of @pos on a fully diluted basis. 14.3% of the shares of @pos Merger Stock shall be issued to the holders of Series A Preferred Stock of Crossvue and 85.7% of the shares of @pos Merger Stock shall be issued to the holders of Series B Preferred Stock of Crossvue. Each share of Series A Preferred Stock of Crossvue shall be converted into the right to receive a fraction of a share of @pos Merger Stock, the numerator of which is


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the  number  of  shares  of @pos Merger Stock to be issued to the holders of the
Series A Preferred Stock of Crossvue and the denominator of which is the number of outstanding shares of Series A Preferred Stock of Crossvue. Each share of Series B Preferred Stock of Crossvue shall be converted into the right to receive a fraction of a share of @pos Merger Stock, the numerator of which is the number of shares of @pos Merger Stock to be issued to the holders of the Series B Preferred Stock of Crossvue and the denominator of which is the number of outstanding shares of Series B Preferred Stock of Crossvue.

Adjustments: If, between the date of this Agreement and the Closing Date, the outstanding shares of @pos Common Stock or Crossvue Preferred Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the consideration for the Merger shall be appropriately adjusted. In the event that the capitalization of @pos immediately prior to the Effective Time is different than the representation made by @pos in Section 5.3 of this Agreement, the number of shares of @pos Merger Stock to be issued on the Merger shall be adjusted, if necessary, so that the number of shares of @pos
Merger Stock issued to persons who are shareholders of Crossvue immediately prior to the Merger shall be that number of shares of Common Stock of @pos as shall represent 29% of the number of shares of Common Stock of @pos outstanding immediately following the Merger on a fully-diluted basis.

No Fractional Shares or Options: No fractional shares of @pos Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares or options shall be issued.

Crossvue 2000 Stock Option Plan: On the Effective Date, @pos shall assume the options outstanding under Crossvue's 2000 Stock Option Plan. If an option holder exercises his/her option which is assumed by @pos, such option holder shall receive no shares of @pos Common Stock, Preferred Stock or any other security of @pos, Crossvue or any other entity.
Effect  of  Merger:

As  of  the  Effective  Date,  all  of  the  following  shall  occur:
The separate existence and corporate organization of CAC shall cease and Crossvue as the corporation surviving the Merger with CAC, shall possess the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of, the constituent corporations in the manner specified in the DGCL.
Except as otherwise agreed by the parties, the Certificates of Incorporation of @pos and Crossvue, as in effect on the Effective Date, shall continue in effect without change or amendment until the Closing Date.
The By-laws of @pos and Crossvue, as in effect on the Effective Date, shall continue in effect without change or amendment.
The directors and officers of @pos, prior to the Closing Date, shall assume corresponding positions as directors and officers of Crossvue immediately following the Closing Date. The current officers and directors of Crossvue shall execute a termination agreement with Crossvue, its assigns and successors


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in  a  form acceptable to @pos; provided that such release shall not release the surviving corporation from Crossvue's obligations to indemnify such officer or director for actions taken in his capacity as shown. Immediately following the Closing, James Dorran shall be appointed a director of @pos.
Dissenting  Shares:

Notwithstanding anything to the contrary contained in this Agreement, no more than five percent (5%) of the shares of Crossvue on an as-converted basis shall be dissenting shares under applicable law.

Further Action: If, at any time after the Effective Time, any further action is determined by @pos to be necessary or desirable to carry out the purposes of this Agreement, the officers and directors of @pos shall be fully authorized (in the name of Crossvue) to take such action.

Escrow:  In order to satisfy Crossvue's indemnification obligations set forth in
Section 13, Nine Hundred Eighty Thousand Three Hundred Sixty Three (980,363) shares of @pos Common Stock shall be placed in escrow, pursuant to an escrow agreement attached hereto as Exhibit B (the "Escrow Agreement"). Each share of
                              ---------
@pos Common Stock shall be valued at the price per share determined by dividing Fifteen Million Five Hundred Thousand Dollars ($15,500,000) by the number of shares of @pos Common Stock on a fully diluted basis immediately prior to the Closing of the Merger. At the end of each of the twelve month, eighteen month and twenty four month periods following the Closing Date, in accordance with the Escrow Agreement, escrowed shares not subject to claims for indemnification, shall be released from escrow as follows:

     At the end of the twelve month period, Three Hundred Thousand (300,0000) shares of Common Stock shall be released;
     At the end of the eighteen month period, Three Hundred Thousand (300,000) shares of Common Stock shall be released; and At the end of the twenty four month period, the remaining Three Hundred Eighty Thousand Three Hundred Sixty Three (380,363) shares of Common Stock shall be released, if any of the Three Hundred Eighty Thousand Three Hundred Sixty-Three (380,363) twenty four month escrowed shares of Common Stock are not required to provide for claims for breaches of representations, warranties, covenants, agreements or other indemnification obligations.

A representative of the Crossvue shareholders shall be appointed to represent such shareholders (the "Representative") with respect to any claims of breaches
                         --------------
of representations, warranties, covenants, agreements or indemnification obligations identified by @pos during the two-year period. Such claims shall be dealt with by the parties to the Escrow Agreement upon the terms and subject to the conditions set forth therein. The shares deposited in the Escrow Fund shall be deposited ratably from the @pos Merger Stock to be issued to US Ventures, Crosspoint 2000 Q, LLP, Crosspoint 2000, LLP and Imperial Venture Partners.

CONDUCT OF BUSINESS PENDING CLOSING; SHAREHOLDER APPROVAL
Crossvue, @pos and CAC covenant that between the date hereof and the Closing Date (as defined below):

Access/Due Diligence: Each party shall afford the others and its respective legal counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing Date, (i) to all of the books, contracts and records of such party and shall furnish the other party during such period with all information concerning such party that the other party may reasonably request, and (ii) to its business premises and properties in order to conduct inspections at the requesting party's expense.

Conduct of Business: During the period from the date hereof to the Closing Date, the business of Crossvue shall be operated by Crossvue in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

Crossvue shall use its reasonable efforts to (i) to minimize its expenses and the use of its cash consistent with continuing to operate its business as such business is currently being conducted; (ii) complete or maintain all existing arrangements, including but not limited to filings, licensing, affiliate arrangements, transferals, leases and other arrangements referred to in Section
3.6 in full force and effect in accordance with its existing terms; (iii) maintain the integrity of all Crossvue Intellectual Property and confidential information of Crossvue as represented as warranted herein; (iv) comply in all material respects with all applicable laws; and (v) preserve the goodwill of, and Crossvue's business and contractual relationship with, suppliers, customers and others having business relations with Crossvue; and Crossvue shall not (i) sell or transfer any of its assets or property other than in the usual and ordinary course of its business; (ii) shall not make any distribution, whether by dividend or otherwise, to any of its shareholders or employees except for compensation to employees and payments to associated companies for goods and services, in the usual and ordinary course of business; (iii) not declare any dividend or other distribution; (iv) redeem or otherwise acquire any shares of its capital stock or other securities; (v) issue or grant rights to acquire shares of its capital stock or other securities; (vi) hire or terminate any employees other than in the usual and ordinary course of business; (vii) enter into any material contracts; (viii) incur any material debt or other obligation; or (ix) agree to do any of the foregoing without the prior written consent of @pos.

Exclusivity: For a period of forty-five (45) days from the date hereof, the parties' agree that without the others' prior written consent @pos, Crossvue shall not (nor will it permit any of its officers, directors, members, shareholders, agents, representatives or affiliates (collectively "Agents"), to
                                                                    ------
directly or indirectly, take any of the following actions with any party other than @pos and its designees: (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of Crossvue's business and properties or a majority of Crossvue's capital stock whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (ii) disclose any information not customarily disclosed to any person concerning Crossvue's business and properties or afford to any person or entity access to its properties, books or records, (iii) assist or cooperate with any person to make any proposal to purchase all or any part of Crossvue's capital stock or assets, other than inventory in the ordinary course of business, or (iv) enter into any agreement with any person providing for the acquisition of Crossvue (whether by way of merger, purchase of Crossvue capital stock, purchase of assets, or otherwise) Crossvue. In the event Crossvue shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (i) or (iii) above, or any request for disclosure or access pursuant to clause (ii) above, it shall immediately inform @pos of and provide to @pos any such offer or proposal and will cooperate with @pos by furnishing any information it may reasonably request. If an offer is received by @pos, consistent with the fiduciary obligation that @pos may then owe to its stockholders, but only to the extent required by applicable law, such offer may be communicated to the Board of Directors of @pos and approved by the Board consistent with their fiduciary duty, provided that @pos will not, except as required by applicable law, provide information to such offeror. @pos will promptly advise Crossvue of the identity of such offeror and communicate to Crossvue the terms of any proposal which it may receive and deliver to Crossvue a copy of any such offer in writing.

Shareholder Approval: As soon as practical after the execution of this Agreement, Crossvue shall seek the approval of its shareholders for this Agreement and the transaction contemplated herein.

REPRESENTATIONS AND WARRANTIES OF CROSSVUE
Except as set forth in the Crossvue Disclosure Schedule, Crossvue represents and warrants, as of the date hereof and as of the Closing, to @pos as follows, with the knowledge and understanding that @pos is relying materially upon such representations and warranties (the term "Knowledge" as used in this Agreement
                                            ---------
with respect to a party's awareness of the presence or absence of a fact, event or condition shall mean (a) actual knowledge or, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised prudence in the management of his/her/its own affairs):

ORGANIZATION AND STANDING: Crossvue is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Crossvue has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify will not have any material adverse effect on the business or prospects of Crossvue. The copies of the Certificate of Incorporation, By-laws and minute books of Crossvue, as amended to date and attached to Section 3.1 of the Crossvue Disclosure Schedule, are true and complete copies of these documents as now in effect. The minute books of Crossvue are accurate in all material respects. The operations now being conducted by Crossvue have not been conducted under any other name.

CAPITALIZATION;  AGREEMENTS:
Crossvue is authorized to issue Thirty Million (30,000,000) shares of Common Stock, with .001 par value, of which Eight Million Four Hundred Fifty-Three Thousand Eight Hundred Ninety-Four (8,453,894) are issued and outstanding, and Nine Hundred Thirty-Eight Thousand Nine Hundred Eighty-Three (938,983) shares of Series A Preferred Stock, all of which are issued and outstanding, and Ten Million (10,000,000) shares of Series B Preferred Stock, of which Eight Million Three Hundred Seventy-Five Thousand Six Hundred Thirty-Four (8,375,634) are issued and outstanding. The record and beneficial holders of all Crossvue's securities thereof are as set forth in Section 3.2 of the Crossvue Disclosure Schedule. All such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. As of the Closing there shall be no outstanding Crossvue Options (except for options to acquire shares of Common Stock pursuant to Crossvue's 2000 Stock Option Plan) or Warrants. There are no declared or accrued unpaid dividends with respect to any shares of the Crossvue' capital stock. Except for Crossvue's Common Stock, Series A and B Preferred Stock, the Warrants which shall be cancelled by Crossvue, and the options to acquire shares of Common Stock pursuant to Crossvue's 2000 Stock Option Plan which @pos shall assume as described in
Section 1.3(d) hereof, Crossvue has no other capital stock or securities authorized, issued or outstanding.
All outstanding shares of Crossvue Common Stock and Preferred Stock, all outstanding Crossvue Options, and all outstanding Crossvue Warrants have been issued and granted in compliance with (i) all applicable securities laws and other applicable legal requirements, and (ii) all material requirements set forth in the applicable Contracts.

Except for options to acquire shares of Common Stock pursuant to Crossvue's 2000 Stock Option Plan, as a result of the Merger, @pos will be the record and sole beneficial owner of all outstanding Crossvue capital stock and all rights to acquire or receive any Crossvue capital stock, whether or not such Crossvue capital stock is outstanding. There are no voting trusts, proxies, or other agreements or understandings with respect to the capital stock of the Crossvue.

Subsidiaries: Crossvue owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.
Authority: Crossvue's Board of Directors has determined that the Merger is fair to and in the best interests of Crossvue shareholders and has approved and adopted this Agreement and the Merger and has adopted a resolution recommending approval and adoption of this Agreement and the Merger by Crossvue shareholders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Crossvue in accordance herewith, the valid and binding obligations of Crossvue, enforceable in accordance with its respective terms.

Assets: Crossvue has good and marketable title to or licenses to all of the assets and properties, which it purports to hold as reflected on the most recent balance sheet comprising a portion of the Crossvue Financial Statements (as defined below). A full and complete listing of the material assets of Crossvue is set forth on Section 3.5 of the Crossvue Disclosure Schedule. No material portion of the assets of Crossvue is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to Crossvue's Knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of Crossvue is subject to any restriction that would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

Contracts  and  Other  Commitments:
Section 3.6 of the Crossvue Disclosure Schedule consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which Crossvue is a party that (i) involve a receipt or an expenditure by Crossvue or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of Crossvue, which in each case, relates to a contract, agreement, commitment or instrument that either (A) requires payments, receipts or represents any liability or ongoing obligation in excess of fifteen thousand dollars ($15,000) per year, or (B) is not terminable by Crossvue on notice of thirty (30) days or less without penalty or Crossvue being liable for damages, services, warranties or ongoing maintenance, or (ii) involves an obligation for the performance of services or delivery of goods by Crossvue that cannot and in reasonable probability will not, be completely performed within thirty (30) days from the dates as of which these representations are made and with there being no continuing liability, warranty or other obligation to Crossvue, @pos or CAC.

All of the contracts, agreements, commitments and other instruments described in
Section 3.6 of the Crossvue Disclosure Schedule (individually a "Contract and collectively, the "Contracts") are valid and binding upon Crossvue and, to
                     ---------
Crossvue's Knowledge, the other parties thereto and are in full force and effect and enforceable, in accordance with their respective terms, and Crossvue, nor, to Crossvue's Knowledge, has any other party to any Contract has breached any provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To the Knowledge of Crossvue, no shareholder of Crossvue has received any payment from any contracting party in connection with or as an inducement for causing Crossvue to enter into any Contract.
Crossvue has delivered or made available to @pos and to Silicon Valley Law Group an accurate and complete copy of each of Crossvue's written contracts listed in
Section  3.6  of  the  Crossvue  Disclosure  Schedule.

Litigation: To the Knowledge of Crossvue, there is no claim, action, proceeding, or investigation pending or threatened against or affecting Crossvue before or by any court, arbitrator or governmental agency or authority. There is no strike or unresolved labor dispute relating to Crossvue's employees.
There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Crossvue or asserted against Crossvue that have not been paid. There are no Tax (as defined below) liens upon the assets of Crossvue. There is no valid basis for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Crossvue by any governmental authority.

Taxes:  For  purposes  of  this  Agreement,  (i)  "Tax"  (and,  with correlative
                                                   ---
meaning, Taxes) shall mean any federal, state, local or foreign income, alternative or add on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (ii) "Returns"
                                                                        -------
shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

Crossvue has duly filed all Returns required to be filed by it. To the Knowledge of Crossvue, all such Returns were, when filed and are accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Crossvue has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the

Closing  Date.
Crossvue is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the Knowledge of Crossvue, no claim for assessment or collection of any Tax related to Crossvue has been asserted against Crossvue that has not been paid. There are no Tax liens upon the assets of Crossvue. There is no valid basis, to the Knowledge of Crossvue, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Crossvue by any governmental authority.

Compliance with Laws and Regulations: Crossvue has complied and is currently materially complying with all laws, rules, regulations, orders and requirements (federal, state, local and foreign) applicable to it in all jurisdictions where the business of Crossvue is conducted or to which Crossvue is subject, including, without limitation, all applicable federal and state securities laws, civil rights and equal opportunity employment laws and regulations, and all federal, antitrust, antimonopoly and fair trade practice laws. There has been no assertion by any party that Crossvue is in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to its operations and no notice in that regard has been received by Crossvue.

Hazardous Materials: Crossvue has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of Hazardous Materials. As used herein, the term "Hazardous Materials" means any substance now or hereafter designated pursuant
---------------------
to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC Sec.Sec. 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC Sec. 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC Sec. 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC Sec. 2606, or Section 101(14) and Section 102 of the Comprehensive
Environmental Response, Compensation and Liability Act, 42 USC Sec.Sec. 9601(14), 9602.

No Conflict: The making and performance of this Agreement will not (i) conflict with or violate the Certificate of Incorporation or the By-laws of Crossvue,
(ii) violate any material laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which Crossvue is a party or by which Crossvue or any of its businesses, or operations may be bound or affected, or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of Crossvue under, or create any rights of termination, cancellation or acceleration in any person under, any Contract.

Employees: Crossvue has no employees that are represented by any labor union or collective bargaining unit. Section 3.12 of the Crossvue Disclosure Schedule, lists the directors and officers of the Company.

Financial Statements: The Crossvue Disclosure Schedule contains audited balance sheets of Crossvue as of December 31, 2000 and related audited statements of operations, cash flows and shareholders' equity of Crossvue for the periods ended at such date and unaudited balance sheet dated as of August 31, 2001 and related unaudited statements of operations, cash flows and shareholders' equity of Crossvue for the periods ended at such date, (collectively the "Financial
                                                                       ---------
Statements").  The  Financial  Statements  present  fairly,  in  all  material
----------
respects, the financial position on the dates thereof and results of operations of Crossvue for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. There are no
                                    ----
assets of Crossvue, the value of which is materially overstated in said balance sheets. There are no liabilities of Crossvue, the value of which is materially understated or undisclosed in said balance sheets.

Absence of Certain Changes or Events: Except as set forth in the Crossvue Disclosure Schedule, since August 31, 2001 (the "Balance Sheet Date"), there has
                                                 ------------------
not  been  any:
     Amendments or changes to the Certificate of Incorporation or Bylaws of Crossvue, or any capital expenditure or commitment by Crossvue, exceeding $5,000 individually or $10,000 in the aggregate;

     Destruction of, damage to or loss of any asset with a value of $10,000 or greater, or of any business or customer of Crossvue (whether or not covered by insurance);

     Labor trouble or claim of wrongful discharge or other unlawful employment practice or action with respect to Crossvue;

     Change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Crossvue;

     Revaluation  by  Crossvue  of  any  of  its  assets;

Declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Crossvue or any direct or indirect redemption, purchase or other acquisition by Crossvue of its capital stock;

Increase in the salary or other compensation payable, or to become payable, by Crossvue to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Crossvue of a bonus or other additional salary or compensation to any such person;

Agreement, contract, covenant, instrument, lease, license or commitment to which Crossvue is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which Crossvue is a party or by which it or any of its assets are bound other than those entered into in the ordinary course of business consistent with past practice that do not relate to Crossvue's Intellectual Property, equipment leases, real estate leases, or customer contracts;

Sale, lease, license or other disposition of any of the assets or properties of Crossvue or any creation of any security interest in such assets or properties other than those entered into in the ordinary course of business consistent with past practices that do not relate to Crossvue's Intellectual Property or customer contracts;
loan by Crossvue to any person or entity, incurring by Crossvue of any indebtedness, guaranteeing by Crossvue of any indebtedness, issuance or sale of any debt securities of Crossvue or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

Waiver or release of any right or claim of Crossvue including any write-off or other compromise of any account receivable of Crossvue;
the commencement or notice of any lawsuit, proceeding or investigation by or, to Crossvue's Knowledge, threat of any lawsuit, proceeding or investigation against Crossvue or its affairs; any claim or notice of any potential claim of (i) ownership by any person other than Crossvue with respect to Crossvue's Intellectual Property or (ii) infringement by Crossvue of any other person's Intellectual Property;

Issuance or sale, or contract to issue or sell, by Crossvue of any shares of its capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing, except for options to purchase common stock of Crossvue granted to employees, consultants or directors of Crossvue in the ordinary course of business consistent with past practices;
Sale or license of any Crossvue Intellectual Property or entering into of any agreement with respect to Crossvue Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, or
(ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity, or

(iii) change in pricing or royalties set or charged by Crossvue to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Crossvue;

Event or condition of any character that has had a Crossvue material adverse effect;

Material transaction by Crossvue except in the ordinary course of business as conducted on that date and consistent with past practices;

Negotiation or agreement by Crossvue or any director, officer or employee thereof to do any of the things described in the preceding clauses (a) through
(q);  or

Occurrence not included in paragraphs (a) through (r) of this Section 3.14 that has resulted, or which Crossvue has reason to believe, may reasonably be expected to result in a material adverse change in the business or prospects of Crossvue.

Government Licenses, Permits, Authorizations: Crossvue has all material governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

Employee  Benefit  Plans:
Section 3.16 of the Crossvue Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, phantom stock, profit participation, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

Crossvue has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any similar pension benefit plan
                                     -----
under  the  laws  of  any  foreign  jurisdiction.

Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of Crossvue, or result in any acceleration of the time of payment, provision or vesting of any such benefits.

Business Locations: Other than as set forth in Section 3.l7 of the Crossvue Disclosure Schedule, Crossvue does not own or lease any real or personal property in any state or country.
Intellectual  Property:

For the purposes of this Agreement, the following terms have the following definitions:

               "Intellectual  Property"  shall  mean any or all of the following
               -----------------------
(i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites,
(vii) tools, methods and processes, and (viii) all instantiations of the foregoing in any form and embodied in any media.

               "Inttellectual  Property  Rights"  shall  mean  any or all of the
               --------------------------------
following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (ii) all trade secrets and
                                           -------
other rights in know how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor, and mask works and mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all rights in
                                                ----------
World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (v) any
                                                       ----------
similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

               "Crossvue  Intellectual  Property"  shall  mean  any Intellectual
               ---------------------------------
Property  and  Intellectual  Property  Rights, including Registered Intellectual
Property  Rights  that  are  owned  by  Crossvue.

               "Registered  Intellectual  Property Rights" shall mean all United
                -----------------------------------------
States, international and foreign: (i) issued Patents; (ii) Trademarks registered at the U.S. Patent and Trademark Office; (iii) Copyright registrations; and (iv) any other Intellectual Property Right that is the subject of a certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

Section 3.18 of the Crossvue Disclosure Schedule lists all Registered Intellectual Property Rights owned or exclusively licensed by, or registered in the name of, or applied for by the Crossvue (the "Crossvue Registered
                                                            --------------------
Intellectual  Property  Rights") and lists any proceedings or actions before any
------------------------------
court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the
 ---
Crossvue Registered Intellectual Property Rights or Crossvue Intellectual Property.

Crossvue has no Knowledge of any facts or circumstances that would render any Crossvue Intellectual Property invalid or unenforceable. Without limiting the foregoing, Crossvue has no Knowledge of any information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of Crossvue's Registered Intellectual Property Rights invalid or unenforceable, or would adversely affect any pending application for any Crossvue Registered Intellectual Property Right, and Crossvue has not misrepresented, or failed to disclose, any facts or circumstances in any application for any Crossvue Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise adversely affect the validity or enforceability of any Crossvue Registered Intellectual Property Right.

Each item of Crossvue Intellectual Property, including all Crossvue Registered Intellectual Property Rights listed in Section 3.18 of the Crossvue Disclosure Schedule and to Crossvue's Knowledge, all Intellectual Property licensed to Crossvue, is free and clear of any liens or other encumbrances. Crossvue is the exclusive owner of all Crossvue Intellectual Property.

To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than Crossvue for which Crossvue has paid, Crossvue has a written agreement with such person with respect thereto, and Crossvue thereby has obtained ownership of, and is the exclusive owner of all such Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

To the extent that any Intellectual Property has been developed or created at any time during which Crossvue was or would be deemed a "co-employer" pursuant to any agreement, contract or similar arrangement, Crossvue (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as it is currently conducted or as reasonably contemplated to be conducted), to all such Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

Crossvue has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use or joint ownership of any Intellectual Property or Intellectual Property Rights that is or was Crossvue Intellectual Property, to any other person.

Crossvue's Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of Crossvue as it currently is conducted, or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

Following the Closing Date, @pos will be permitted to exercise all of Crossvue's rights under such contracts, licenses and agreements to the same extent Crossvue would have been able to had the Merger not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Crossvue would otherwise be required to pay. No person who has licensed Intellectual Property or Intellectual Property Rights to Crossvue has ownership rights or license rights to improvements made by Crossvue in such Intellectual Property which has been licensed to Crossvue.

Except for inbound "shrink-wrap" and generally available commercial binary code end-user or enterprise licenses and except for technology in the public domain, all Intellectual Property used in or necessary to the conduct of Crossvue's business as currently conducted or as reasonably contemplated to be conducted was written and created solely by either (i) employees of Crossvue acting within the scope of their employment, or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Crossvue, or (iii) by third parties who have granted to Crossvue a license (sufficient for the conduct of Crossvue's business as currently conducted or as reasonably contemplated to be conducted) to all such third party's Intellectual Property Rights in such Intellectual Property, and no third party owns or has any rights to any of the Crossvue Intellectual Property owned by Crossvue.

The operation of the business of Crossvue as currently conducted or as reasonably contemplated to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Crossvue did not at any time when conducted by Crossvue, does not, and to the Knowledge of Crossvue, will not when conducted by @pos in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and Crossvue has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Crossvue infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Crossvue have Knowledge of any basis therefor).

Each item of Crossvue Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Crossvue Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Crossvue Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Crossvue Registered Intellectual Property Rights. Except as set forth in
Section 3.18 of the Crossvue Disclosure Schedule, there are no actions that must be taken by Crossvue within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the PTO office actions, documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Crossvue Registered Intellectual Property Rights. In each case in which Crossvue has acquired ownership of any Intellectual Property from any person, Crossvue has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual

Property Rights (including the right to seek past and future damages with respect thereto) to Crossvue and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, Crossvue has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Except as set forth in Section 3.18 of the Crossvue Disclosure Schedule, Crossvue has not claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was at the time made inaccurate or false.

There are no contracts, licenses or agreements between Crossvue and any other person with respect to Crossvue Intellectual Property under which there is, to the Knowledge of Crossvue, any dispute regarding the rights and obligations specified in such agreement, or performance under such agreement including with respect to any payments to be made or received by Crossvue thereunder. In addition, to the Knowledge of Crossvue, no person is infringing or misappropriating any Crossvue Intellectual Property.

Crossvue has taken all commercially reasonable steps to protect Crossvue's rights in confidential information and trade secrets of Crossvue or as required by any other person who has provided its confidential information or trade secrets to Crossvue. Without limiting the foregoing, Crossvue has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the form attached hereto to Section 3.18 of the Crossvue Disclosure Schedule, and all such current and former employees, consultants and contractors of Crossvue have executed such an agreement. All employees of Crossvue have entered into a valid and binding written agreement with Crossvue sufficient to vest title in Crossvue of all Intellectual Property, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with Crossvue.

No Crossvue Intellectual Property or service of Crossvue are currently subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Crossvue or may affect the validity, use or enforceability of such Crossvue Intellectual Property.
All Intellectual Property that is licensed by Crossvue will be fully (subject only to non-exclusive licenses granted by Crossvue with respect thereto) transferable, alienable or licensable by @pos without restriction and without payment of any kind to any third party.
Neither this Agreement nor the transactions contemplated by this Agreement will result in (i) @pos' granting to any third party any right to or with respect to any Intellectual Property or Intellectual Property Right owned by, or licensed to, either of them, (ii) @pos being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, or (iii) @pos being contractually obligated to pay any royalties or other amounts to any third party in excess of any royalties or other amounts that are payable by @pos prior to the Closing Date.

Existing Arrangements: Crossvue has no Knowledge that, either as a result of the actions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any entity having an arrangement with Crossvue that is material to the business of Crossvue will not continue to conduct business with @pos after the Closing Date in substantially the same manner as it has conducted business with Crossvue in the past.

Governmental Approvals: Except as set forth in Section 1.2 as to the Merger Filing, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Crossvue with, any governmental authority (whether domestic, foreign, federal, state or local) is required in connection with Crossvue's execution, delivery and performance of this Agreement.

Transactions with Affiliates: Crossvue is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, employees or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, employees or Affiliates indebted for money borrowed from Crossvue; nor are there any transactions of a continuing nature between Crossvue and any of its officers, directors, employees or Affiliates not subject to cancellation which will continue beyond the Effective Date, including, without limitation, use of the assets of Crossvue for personal benefit with or without adequate compensation. For purposes of this Agreement, the term "Affiliate"
                                                                      ---------
shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person, and (ii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

No Distributions: Crossvue has not made nor has any intention of making any distribution or payment to any shareholder with respect to the any Crossvue security.

Liabilities: Crossvue has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether
                                                          -----------
or not of a kind required by generally accepted accounting principles, to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the Crossvue Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of Crossvue, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits and the Crossvue Disclosure Schedule.

Accounts Receivable: All accounts receivable of Crossvue reflected on the Balance Sheet are valid receivables subject to no material setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts reflected in the financial statements provided to @pos or in the Crossvue Disclosure Schedule. To Crossvue's Knowledge, all accounts receivable reflected in the financial or accounting records of Crossvue are valid receivables subject to no material setoffs or counterclaims and are collectible.

No Omissions or Untrue Statements: No representation or warranty made by Crossvue to @pos or CAC in this Agreement (as modified by the Crossvue
Disclosure Schedule), nor any statement made in any schedule, certificate or exhibit furnished by the Crossvue or furnished in documents mailed or delivered to Crossvue's shareholders for use in soliciting their consent to this Agreement and the Merger, contains or will contain at the Closing Date any untrue statement of a material fact, or omits, or will omit at the Closing Date, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Insurance: Section 3.26 of the Crossvue Disclosure Schedule sets forth summaries of all insurance policies and all self insurance programs and arrangements relating to the business, assets and operations of Crossvue. Each of such insurance policies is in full force and effect.

Customer Information: Crossvue has sole and exclusive ownership, free and clear of any liens, of all its customer files and other customer information relating to its current and former customers (the "Customer Information"). No person or
                                           --------------------
entity, other than Crossvue, possesses any claims or rights with respect to use of the Customer Information.

REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS
     Each Principal Shareholder, severally but not jointly, further represents and warrants to @pos and CAC that on the date of this Agreement and as of the Closing Date Time, as though made on the Closing Date, as follows:

Ownership of Crossvue Capital Stock: Such Principal Shareholder is the sole record and beneficial owner of the Crossvue capital stock designated as being owned by such Principal Shareholder opposite such Principal Shareholder's name in Section 3.2 of the Crossvue Disclosure Schedule, and the shares of Preferred Stock of Crossvue included in such Crossvue capital stock is to be exchanged pursuant to this Agreement. Such Crossvue capital stock are not subject to any liens or to any rights of first refusal of any kind, and such Principal Shareholder has not granted any rights to purchase such Crossvue capital stock to any other person or entity. Such Principal Shareholder has the sole right to transfer such Crossvue capital stock. Such Crossvue capital stock constitutes all of the Crossvue capital stock owned, beneficially or of record, by such

Principal Shareholder, and such Principal Shareholder shall has no options, warrants or other rights to acquire Crossvue capital stock other than as set forth in Section 3.2 of the Crossvue Disclosure Schedule. Upon the Closing, @pos shall receive good title to such Crossvue capital stock, subject to no liens retained, granted or permitted by such Principal Shareholder or Crossvue. Such Principal Shareholder has not engaged in any sale or other transfer of any Crossvue capital stock in contemplation of the Merger.

Authority: Such Principal Shareholder has all requisite power and authority to enter into this Agreement and any related agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and any related agreements to which such Principal Shareholder is a party have been duly executed and delivered by such Principal Shareholder, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of such Principal Shareholder, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

No Conflict: The execution and delivery by such Principal Shareholder of this Agreement and any related agreement to which he/she/it is a party does not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with (i) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Principal Shareholder or any of its properties or assets is subject, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Principal Shareholder or its properties or assets.

Consents: No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any third party, including a party to any agreement with such Principal Shareholder (so as not to trigger any conflict), is required by or with respect to the such Principal Shareholder in connection with the execution and delivery of this Agreement and any related agreements to which such Principal Shareholder is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Merger Certificate with the Secretary of State of the State of Delaware.

REPRESENTATIONS AND WARRANTIES OF @POS AND CAC
     @pos and CAC represent and warrant to Crossvue as follows, as of the date hereof, and as of the Closing Date:

Organization and Standing of @pos: @pos is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of

@pos. The copies of the Articles of Incorporation and By-laws of @pos, as amended to date, and delivered to Crossvue, are true and complete copies of those documents as now in effect.

Organization and Standing of CAC: CAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of CAC. The copies of the Articles of Incorporation and By-laws of CAC, as amended to date, and delivered to Crossvue, are true and complete copies of those documents as now in effect.

Capitalization of @pos: The authorized capital of @pos consists of Twelve Million (12,000,000) shares of Common Stock, with $0.001 par value, of which Four Million Six Hundred Ninety Thousand Six Hundred Forty-Three (4,690,643) shares are issued and outstanding (which represent 4,578,937 shares of @pos Common Stock on a fully diluted basis), Seventy Thousand (70,000) shares of Series A Preferred Stock, none of which are issued or outstanding, One Million Seven Hundred Thousand (1,700,000) shares of Series B Preferred Stock, of which Four Hundred Sixty Thousand Forty-Seven (460,047) are issued and outstanding (which represent 933,270 shares of @pos Common Stock on a fully diluted basis), Twenty-Eight Thousand One Hundred Twenty-Five (28,125) shares of Series C Preferred Stock, none of which are issued or outstanding and One Million Two Hundred Seventy-Three Thousand One Hundred Forty-Nine (1,273,149) shares of Series D Preferred Stock, of which One Million Two Hundred Seventy-Three Thousand One Hundred Forty-Nine (1,273,149) shares are issued and outstanding (which represent 1,273,149 shares of @pos Common Stock on a fully diluted basis). In addition, @pos currently has Two Million One Hundred Seventy-Six Thousand Eight Hundred Thirty-Eight (2,176,838) options issued and outstanding, Five Hundred Thousand (500,000) shares of @pos Common Stock reserved for additional options and @pos currently has warrants to purchase Seven Hundred Thousand Seven Hundred Twenty (700,720) shares of @pos Common Stock issued and outstanding. As of the date hereof there are no other rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of @pos or obliging @pos to issue or sell any shares of its capital stock. Such outstanding shares of capital stock are duly authorized, validly issued, fully paid, and non-assessable and were not issued in violation of the preemptive rights of any person. The @pos Merger Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and shall not have been issued in violation of the preemptive rights of any person.

Capitalization CAC:  The authorized capital stock of CAC consists of One Hundred
(100) shares of Common Stock, par value $.001. As of August 31, 2001 Fifty (50) shares of Common Stock were issued and outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable and were not issued in violation of the preemptive rights of any person. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of CAC or obligating CAC to issue or sell an aggregate number of shares of Common Stock.

Authority: Each of @pos and CAC have all requisite corporate power and authority to enter into this Agreement and any related agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any related agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of @pos and CAC. This Agreement and any related agreements to which @pos and CAC are parties have been duly executed and delivered by @pos and CAC and constitute the valid and binding obligations of @pos and CAC, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

No Conflict: The execution and delivery of this Agreement and any related agreements to which the @pos and/or CAC is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a conflict under (i) any provision of the Certificate of Incorporation, and Bylaws of @pos or the Certificate of Incorporation and Bylaws of CAC, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which @pos or any of its respective properties or assets are subject and which has been filed as an exhibit to @pos' filings under the Securities Act of 1933, as amended (the "Securities Act") or the Securities and Exchange Act of 1934, as
                 --------------
amended  (the "Exchange Act") or to which CAC or any of its properties or assets
               ------------
are subject or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to @pos or CAC, except, only as to (ii) and (iii) above, where such conflict would not have a @pos material adverse effect.

Consents: No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, or any third party is required by or with respect to @pos or CAC in connection with the execution and delivery of this Agreement and any related agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the filing of the Merger Certificate with the Secretary of State of the State of Delaware, and (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a @pos material adverse effect.

SEC Filings; Financial Statements: Except as set forth in the @pos SEC Reports (as defined below):

@pos  has  filed  all  forms, reports and documents required to be filed by @pos with  the  SEC (collectively, the "@pos SEC Reports").  The @pos SEC Reports (i)
                                   ----------------
at the time they were filed, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact require to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. @pos and CAC make no representation or warranty whatsoever concerning the @pos SEC Reports as of any time other than the time they were filed.

Each of the consolidated financial statements (including, in each case, any related notes thereto) (the "@pos Financial Statements") contained in the @pos
                               -------------------------
SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of @pos at the respective date thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not and are not expected to be, individually or in the aggregate, materially adverse to @pos.

Material Adverse Effect. Since June 30, 2001, there has not been an @pos material adverse effect.

No Omissions or Untrue Statements: None of the representations or warranties made by @pos or CAC in this Agreement, nor any statement made in any schedule or certificate furnished by @pos pursuant to this Agreement or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

CLOSING
Date and Time: Subject to this Agreement and the Merger receiving the requisite approvals of the shareholders of Crossvue and subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing") on the next
                                                           -------
business day (or such later date as the parties may agree) following the later of (a) the date of the meeting of shareholders of Crossvue to consider and vote upon this Agreement and the Merger, or receipt by Crossvue of the requisite consents approving the Merger, or (b) the business day on which the last of the conditions set forth in Sections 7 and 8 hereof is fulfilled or waived, or (c) September 25, 2001 (such later date, the Closing Date), at the offices of Silicon Valley Law Group, 152 N. Third Street, Suite 900, San Jose, California 95112 or such other time and place as the parties may agree upon. In no event will the Closing occur after October 15, 2001 without the mutual agreement of the parties.
Crossvue's Closing Deliveries: At the Closing, in addition to documents referred to elsewhere, Crossvue shall deliver, or cause to be delivered, to @pos:

a certificate, dated as of the Closing Date, executed by the President or Chief Executive Officer of Crossvue, to the effect that the representations and warranties contained in this Agreement are true and correct at and as of the Closing Date and that Crossvue has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Crossvue on or prior to the Closing Date;

certificates representing the outstanding shares of Crossvue Preferred Stock, fully endorsed for transfer or cancellation excepting shares representing dissenting shares permitted by this Agreement;

Certified Resolutions of the Board of Directors and a majority of the shareholders of Crossvue approving the transactions set forth herein;

The  Crossvue  Disclosure  Schedule  attached  hereto  as  Exhibit  C;
                                                           ----------

an opinion of Crossvue's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to @pos and its counsel;

a Certificate of Good Standing of Crossvue from the Secretary of State of the Delaware dated within twenty days prior to the Closing;

termination agreements from each of the current officers and directors of by which each of such officers and directors resign their position effective as of the Closing (except as set forth in section 1.4(a));
a certified copy of Crossvue's Certificate of Incorporation from the Secretary of State of the Delaware dated within twenty days prior to the Closing;

the  Escrow  Agreement  attached  hereto  as  Exhibit  B;
                                              ----------

the  Stockholder  Representation  Agreement;

the  Merger  Certificate  attached  hereto  as  Exhibit  A;  and
                                                ----------
such  other  documents  as  @pos  or  its  counsel  may  reasonably  require.

@pos Closing Deliveries: At the Closing, in addition to documents referred to elsewhere, @pos shall deliver to Crossvue:

a certificate of @pos, dated as of the Closing Date, executed by the President or Chief Executive Officer of @pos to the effect that the representations and warranties of @pos contained in this Agreement are true and correct in all material respects and that @pos has complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by @pos or prior to the Closing Date;
certificates representing the @pos Merger Stock issuable upon consummation of the Merger;

an opinion of @pos's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to Crossvue; and

a Certificate of Good Standing of @pos from the Secretary of State of the Delaware dated within twenty days prior to the Closing;

such other documents as Crossvue or its counsel may reasonably require.

CONDITION PRECEDENT TO CROSSVUE'S OBLIGATIONS
The obligation of Crossvue to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion:

Compliance by @pos: @pos shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by @pos prior to or on the Closing Date.Accuracy of @pos's Representations: @pos's representations and warranties contained in this Agreement or any schedule, certificate, or other instrument delivered pursuant to the Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement).

Documents: All documents and instruments required hereunder to be delivered by @pos to Crossvue at the Closing shall be delivered in form and substance reasonably satisfactory to Crossvue and its counsel.

Litigation: No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or be threatened.

Material Adverse Change: No material adverse change shall have occurred in the financial position, results of operations, assets, liabilities, or prospects of @pos, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities, or prospects of @pos.

Approval of the Board of Directors and Shareholders: Crossvue shall have received the approval of its Board of Directors and a majority of its shareholders of this Agreement and the transactions contemplated.

CONDITION PRECEDENT TO @POS'S AND CAC'S OBLIGATIONS
@pos and CAC's obligation to consummate the Closing is subject to the following conditions, any of which may be waived by either party in its sole discretion.

Compliance by Crossvue: Crossvue shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Crossvue prior to or on the Closing Date.

Accuracy of Crossvue Representations: The representations and warranties of Crossvue contained in this Agreement (including the exhibits and the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

Material Adverse Change: No material adverse change shall have occurred subsequent to the signing of this Agreement in the financial position, results of operations, assets, liabilities, or prospects of Crossvue, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities, or prospects of Crossvue.

Litigation: No litigation seeking to enjoin the transactions contemplated by this Agreement or material litigation seeking damages on account hereof shall be pending or to any party's Knowledge, be threatened.

Documents: All documents and instruments required hereunder to be delivered by Crossvue to @pos at the Closing shall be delivered in form and substance reasonably satisfactory to @pos and its counsel.

Crossvue Shareholder Approval: This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the shareholders of Crossvue. The holders of not more than five percent (5%) of the outstanding shares of Crossvue's Common Stock shall have exercised dissenters' rights pursuant to DGCL.

Approval of the Board of Directors of @pos: @pos shall have received the approval of its Board of Directors for entering into this Agreement and the transactions contemplated.Financial Statements: Crossvue shall have provided @pos with Financial Statements and other information satisfactory in all respects to allow @pos to comply with any and all applicable requirements under the Securities Act of 1933 and the Securities Act of 1934.

Cash in Bank: Crossvue shall have at least Three Million Dollars ($3,000,000) in cash, in its bank account.

Lock-Up Agreements: The Principal Shareholders receiving Merger Stock shall enter into Lock-Up Agreements in form and substance satisfactory to @pos prohibiting the sale or pledge of securities held by such persons on terms mutually acceptable to the parties.

Resignation of Directors and Officers: All present directors and officers of Crossvue shall tender their resignations effective upon Closing.

TERMINATION
Termination  Prior  to  Closing:
If the Closing has not occurred by October 15, 2001 any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions. Notwithstanding the above, the parties may extend the deadline provided herein by mutual written consent.
Prior to October 15, 2001, any party may terminate this Agreement following the insolvency or bankruptcy of the other party, or if any one or more of the conditions to Closing set forth in Section 7 or 8 shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then either Crossvue (in the case of a condition in Section 7) or @pos (in the case of a condition specified in
Section  8)  may  terminate  this  Agreement.

Consequences of Termination: Upon termination of this Agreement in accordance with this Section 9 or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as specified in Section 14.4; provided, however, that no termination of this Agreement, in accordance with this Section 9 or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

ADDITIONAL  COVENANTS
Mutual Cooperation: The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

Changes in Representations and Warranties of a Party: A party shall promptly give written notice to the other party upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to this Section 10.2(ii), the party shall use all reasonable efforts to remedy same.

BROKERS
Brokers: @pos and CAC represent to Crossvue there is no investment banker, broker, finder or other intermediary entitled to a fee or other compensation for bringing the parties together to effect the Merger. Crossvue represents to @pos and CAC, that Crossvue is not represented by an investment banker, broker, finder or other intermediary who would be entitled to a fee or other compensation for bringing the parties together to effect the Merger.

SECURITIES
Definitions: As used in this Section 12, the following terms shall have the following respective meanings:

"Commission" and "SEC" shall mean the Securities and Exchange Commission or other Federal agency at the time administering the Securities Act.

"Person"  shall  mean  and  include  an individual corporation, a partnership, a
 ------
trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

"Holder"  shall  mean  a  Crossvue  Shareholder  or  the  Crossvue Shareholder's
 ------
permitted successors or assigns (other than pursuant to a permitted public sale).

"Transfer"  shall include any disposition of any Restricted Securities or of any
 --------
interest therein which would constitute a sale thereof within the meaning of the Securities Act.Restriction on Transfer:

Crossvue acknowledges that the shares of @pos Common Stock are restricted securities and may only be sold pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split, share reclassification or a stock dividend thereon or otherwise, shall not be transferable except upon the conditions specified herein.
Restrictive Legends: Each certificate for the @pos Common Stock issued in the Merger and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall contain the following legend:

     "The Restricted Securities covered by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or an opinion of counsel to @pos is obtained stating that such disposition is in compliance with an available exemption from such registration.:


INDEMNIFICATION  Crossvue's  Indemnity  and  Hold  Harmless  Obligations:

Crossvue shall indemnify, defend and hold harmless CAC and @pos and their respective directors, agents, attorneys and employees and each person who controls or may control @pos or CAC or such @pos or CAC shareholder against and in respect of any and all losses, costs, damages, charges, liabilities, penalties, fines and expenses (including, without limitation, all reasonable out-of-pocket expenses, investigation expenses, and fees and disbursements of counsel and accountants), resulting from any (i) misrepresentation, breach of any warranty, or nonfulfillment of any covenant or agreement on the part of Crossvue contained in this Agreement, or (ii) as a result of any Crossvue


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shareholders'  exercising  their dissenters rights under applicable law or (iii)
as a result of any Crossvue option holder (including option holders' under the Crossvue 2000 Stock Option Plan to be assumed by @pos) claiming rights to @pos securities or any other consideration pursuant to this Agreement, or (iv) any Taxes, or (v) any claims for intellectual property infringement other than intellectual property infringement relating to intellectual property developed prior to January 2000, or (vi) any violation of ERISA, or (vii) with respect to any claim, action or proceeding made by Aziz Valliani arising out of the relationships, decisions or actions taken prior to the Closing. In the absence of fraud, the sole recourse of @pos and CAC for Damages shall be against the escrow fund and claims against the escrow fund shall be the sole and exclusive remedy of @pos and CAC for any Damages hereunder.

@pos Indemnity and Hold Harmless Obligations: @pos shall indemnify, defend and hold harmless Crossvue and the shareholders of Crossvue and their respective directors, agents, attorneys and employees and each person who controls or may control Crossvue or such Crossvue shareholder against and in respect of any and all losses, costs, damages, charges, liabilities, penalties, fines and expenses (including, without limitation, all reasonable out-of-pocket expenses, investigation expenses, and fees and disbursements of counsel and accountants), resulting from any misrepresentation, breach of any warranty, or nonfulfillment of any covenant or agreement on the part of @pos or CAC contained in this Agreement. The parties acknowledge that following the Closing former Crossvue shareholders who hold @pos Merger Stock will have no different liability with respect to the operations of Crossvue following the Merger than other shareholders of @pos have in their capacity as such.

Notice of Liability: In the event that a party hereto shall have any claim to indemnity pursuant to Section 13.1 or 13.2 (the "Indemnified Party"), such party shall, in a timely manner, provide the indemnifying party (the "Indemnifying
Party") with notice of the claim, and shall otherwise make available all information relevant to the defense of such claim. The Indemnifying Parties shall be entitled to control the contest and defense of such claim (and its reasonable out-of-pocket expenses thereof shall constitute Damages for which the Indemnifying Parties may be reimbursed out of the Escrow Fund); provided, that the Indemnifying Parties (i) have a reasonable basis for concluding that such defense may be successful and (ii) diligently contest and defend such claim. If the Indemnifying Party elects to control the contest and defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense, including granting the Indemnifying Party and its representatives reasonable access to relevant books and records. Notice of the intention to so control the contest and defense shall by given by the Shareholder Representative to the Indemnified Party within twenty (20) business days after the Indemnified Party's notice of such claim. Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Parties. The Indemnified Party


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shall have the right to elect to participate in the defense of any such claim at its sole expense, and no claim shall be settled or compromised without the consent of the Indemnified Party (which shall not be unreasonably withheld) unless the Indemnified Party shall have failed, after the lapse of a reasonable time, but in no event more than fifteen (15) days, after notice of a proposed settlement, to express a written objection to the terms thereof. The
Indemnified Party may control the defense of such litigation, at its own expense, insofar as such claim relates to its own liability, in which event the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense. The failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any such claim shall not constitute a defense (in part or in whole) to any claim for indemnification, except and only to the extent that such failure shall result in any prejudice to the Indemnifying Party.

Limitation on Indemnification: No claim or claims may be made against an Indemnifying Party for indemnification pursuant to Section 13.1 or Section 13.2, unless the aggregate damages of the Indemnified Party with respect to such sections shall have exceeded an aggregate amount equal to fifty thousand dollars ($50,000) in which case the Indemnifying Party shall be obligated to the Indemnified Party for any and all amounts. In no event, other than fraud, shall the Indemnifying Party be obligated to indemnify the Indemnified Party in an aggregate amount which exceeds the value of the shares placed in the escrow pursuant to Section 1.7.

MISCELLANEOUS
Expenses: The parties shall each pay their own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal, accounting and audit fees.

Survival of Representations, Warranties and Covenants: All statements contained in this Agreement or in any certificate delivered by or on behalf of Crossvue, the Principal Shareholders, @pos or CAC, pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by the parties, as the case may be, hereunder. All representations, warranties, and covenants made by Crossvue, the Principal Shareholders, @pos or CAC in this Agreement, or pursuant hereto, shall survive the Closing for two (2) years.

Publicity: @pos and Crossvue shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of @pos, prior approval by Crossvue would prevent the timely dissemination of such release or statement in violation of applicable Federal securities laws, rules or regulations or policies of NASDAQ OTC Bulletin Board.

Non Disclosure: Crossvue will not at any time after the date of this Agreement, without @pos's consent, except in the ordinary operation of its business, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of @pos (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information"). @pos
                                               ------------------------
will not at any time after the date of this Agreement and prior to the Merger use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) of Crossvue. Any information, which (i) at or prior to the time of disclosure by either Crossvue or @pos was generally available to the public through no breach of this covenant, (ii) was available to the public on a nonconfidential basis prior to its disclosure by either Crossvue or @pos or
(iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of Crossvue or @pos, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto. The undertakings of Crossvue and @pos set forth above in this Section 14.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions set forth in this Agreement, each party shall return to the other all copies of all Confidential Information previously furnished to it by the disclosing party.

Succession and Assignments and Third Party Beneficiaries: This Agreement may not be assigned (either voluntarily or involuntarily) by any party without the express written consent of the other party. Any attempted assignment in violation of this Section 14.5 shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section 14.5, this Agreement shall be binding upon the heirs, successors and assigns of the parties. There shall be no third party beneficiaries of this Agreement.

Notices: All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, with proper confirmation (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section 14.6)

TO @POS/CAC:  @pos.com

                                3051  North  First  Street
                                San  Jose,  California  95134
                                Phone  No:     (408)  468-5400
                                Fax  No:     (408)  433-0774
                                Principal  Contact:  Llavan  Fernando,  CEO

         with copy to:          Silicon  Valley  Law  Group
                                152  N.  Third  Street,  Suite  900

                                San  Jose,  California
                                Phone  No:     (408)  286-6100
                                Fax  No:     (408)  286-1400
                                Attn:  James  Chapman
TO CROSSVUE: Crossvue, Inc.

                                3051  North  First  Street
                                San  Jose,  California  95134
                                Phone  No:     408)  468-5500
                                Fax  No:     (408)  433-0677
                                Attn:  Ananda  Rakhit,  acting  CEO  and  CTO

         with copy to:          Gray  Cary  Ware  &  Freidenrich,  LLP
                                400  Hamilton  Avenue
                                Palo  Alto,  CA  94301
                                Phone  No:     (650)  833-2000
                                Fax  No:     (650)  833-2001
                                Attn:  Mark  E.  Radcliffe

TO PRINCIPAL         Crosspoint Venture Partners 2000, LLP and
SHAREHOLDERS:        Crosspoint Venture  Partners  2000  Q,  LLP
                                Crosspoint  Venture  Partners
                                2925  Woodside  Road
                                Woodside, CA  94062
                                Phone No:     (650) 851-7600
                                Fax No:     (650) 851-7661
                                Attn: James Dorrian

                                US Ventures LP
                                c/o Davenport Capital Ventures,  Suite 207
                                50 Braintree Hill Office Park
                                Braintree, MA  02184
                                Phone No:     (781) 843-3406
                                Fax No:     (781) 843-9310
                                Attn: Patrick Davenport

                                Imperial Ventures, Inc.
                                411 Borel Ave., Suite 425
                                San Mateo, CA  94402
                                Phone No:     (650) 372-1801
                                Fax No:     (650) 372-1818
                                Attn: James Rutter


(C)     TO  SHAREHOLDER  REPRESENTATIVE:

                                Stephanie  Schweizer
                                6580  Ingleside  Court
                                San  Jose,  CA  95120
                                Phone  No.  (408)  927-6097

     Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth
(5th) business day following the date deposited with the United States Postal Service, or (iii) 24 hours after shipment by a nationally recognized courier service.

Construction: This Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

Counterparts: This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

No Implied Waiver; Remedies: No failure or delay on the part of the parties to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

Entire Agreement: This Agreement, including the exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter, and cannot be amended or changed except in writing, signed by the parties.

Headings: The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

Severability: To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

Attorneys Fees: In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys' fees and costs in addition to any other relief that it is entitled.

Governing Law: This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of California, as applied to contracts entered into and to be performed solely within California solely between residents of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


CAC:                              CROSSVUE ACQUISITION CORPORATION

                                   By:_______________________________________

                                   Llavanaya Fernando, Chief Executive Officer

@POS:                              @POS.COM

                                   By:_______________________________________

                                   Llavanaya Fernando, Chief Executive Officer

CROSSVUE:                          CROSSVUE, INC.

                                   By:_______________________________________

                                   Title:____________________________________

PRINCIPAL SHAREHOLDERS:

                                   CROSSPOINT VENTURE PARTNERS 2000, LLP

                                   By:_______________________________________

                                   Title:____________________________________

                                   CROSSPOINT VENTURE PARTNERS 2000 Q, LLP

                                   By:_______________________________________

                                   Title:____________________________________

                                   US VENTURES LP

                                   By:_______________________________________

                                   Title:____________________________________

                                   __________________________________________
                                   Robb Wilmot
                                   IMPERIAL VENTURES, INC.

                                   By:_______________________________________

                                   Title:___________________________________

                      [SIGNATURE PAGE TO MERGER AGREEMENT]